UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 30, 2019

HIGHPOWER INTERNATIONAL, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Highpower International, Inc., a Delaware corporation (the “Company”), on June 28, 2019 (the “Prior Report”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is owned by Mr. Dang Yu Pan, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer and stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong (“Essence”).

The Company called a special meeting of stockholders (the “Special Meeting”) to approve the Merger Agreement, which Special Meeting was held on October 29, 2019 at 10 a.m. China Standard Time. As holders of (a) at least a majority of all outstanding shares of Company common stock and (b) at least a majority of all outstanding shares of Company common stock held by stockholders (the “Public Stockholders”) other than Essence, the Rollover Stockholders, or any of their respective affiliates, officers and directors, and in each case, other than Parent and Merger Sub, approved the Merger Agreement and the other conditions set forth in the Merger Agreement were satisfied or waived, the Merger was completed on October 31, 2019.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Prior Report, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on October 29, 2019, the stockholders of the Company approved the Merger, and, on October 31, 2019, the Merger was completed. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

In connection with the consummation of the Merger, and subject to payments in respect of dissenting shares, the aggregate consideration paid by Parent for all equity securities of the Company is approximately $51.1 million, without giving effect to related transaction fees and expenses. The purchase price was funded by Parent’s cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the Merger and in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market LLC (“NASDAQ”), the Company has provided written notice to NASDAQ of its intent to delist. The Company has requested that NASDAQ file a Form 25 with the SEC upon completion of the Merger to effect the delisting and deregistration of its Common Stock. In addition, upon completion of the Merger, the Company intends to file a Form 15 with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s shares of common stock, under Section 12(b) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act. As of the date of the filing of the Form 15, the obligation of the Company to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of the deregistration under Section 15(d) of the Exchange Act, which is expected to occur 90 days after the filing of the Form 15.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the Merger Agreement and the transactions contemplated thereby, the Company and Computershare Trust Company, N.A. and Computershare, Inc. (the “Rights Agent”), have entered into the First Amendment to Rights Agreement, dated as of October 30, 2019 (the “Amendment”), to the Rights Agreement dated September 12, 2017 (as amended from time to time, the “Rights Agreement”) to provide that the definition of “Expiration Date” has been amended to mean the earlier of (i) the close of business on September 20, 2020, (ii) the time at which the rights are redeemed as provided in Section 23 of the Rights Agreement, (iii) the time at which the rights are exchanged in full as provided in Section 24 of the Rights Agreement and (iv) immediately prior to the effective time of the Merger (but only if the effective time shall occur).

Immediately prior to the Effective Time of the Merger, in accordance with the terms of the Amendment, the rights thereunder expired and the Rights Agreement terminated. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K are each hereby incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Immediately prior to the Effective Time of the Merger, the Company and each holder of one or more Company stock options, including the Company’s directors and officers who hold Company stock options, entered into an Option Cancellation Agreement pursuant to which such option holder agreed to cancel their Company stock options for no consideration. The form of such Option Cancellation Agreement is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

At the Effective Time and as contemplated by the terms of the Merger Agreement, each of Wen Liang Li, T. Joseph Fisher III, Ping Li and Jie Wang resigned as a director of the Company (including any committee of the board of directors of the Company) and Dang Yu Pan remained as a director of the Company (including any committee of the board of directors of the Company). At such time, Hao Yi Yang and Ping Chen became directors of the Company.

Also at the Effective Time, each of Dang Yu Pan, Shengbin (Sunny) Pan and Xing Qun (Leo) Liao remained as officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 31, 2019, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
4.1	First Amendment to Rights Agreement, dated October 30, 2019, between Highpower International, Inc. and Computershare Trust Company, N.A. and Computershare, Inc.
4.2	Form of Option Cancellation Agreement
99.1	Press release, dated October 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPOWER INTERNATIONAL, INC.

By:	/s/ Shengbin (Sunny) Pan
Shengbin (Sunny) Pan Chief Financial Officer

Date: October 31, 2019